Exhibit 10.20

***Indicates CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

AMENDMENT No.1 TO THE A330 FINANCING LETTER AGREEMENT No.1

As of December                     2002

Northwest Airlines, Inc.

2700 Lone Oak Parkway

Eagan, Minnesota 55121

Attention:                           Mr. Daniel B. Matthews,

Senior Vice President Finance & Treasurer

Re:                               A330-300 Aircraft Financing

WHEREAS:

Northwest Airlines, Inc. (“NWA”) and AVSA, S.A.R.L. (“AVSA”) have entered into an Airbus A330 Purchase Agreement dated as of December 21, 2000 (as amended with effect prior to the date hereof, the “A330 Agreement”) which covers, among other matters, the sale by AVSA and the purchase by NWA of certain A330 aircraft (the “A330 Aircraft”) as described in the specifications annexed to the A330 Agreement.  NWA and AVSA have also entered into an A330 Financing Letter Agreement No. 1 dated as of December 21, 2000 (the “A330 FLA”), which sets forth certain additional terms and conditions regarding financing assistance for the A330 Aircraft.

NWA and AVSA have entered into an Airbus A319-100 Purchase Agreement dated as of September 19, 1997 (as amended with effect prior to the date hereof, the “A319/A320 Agreement”) which covers, among other matters, the sale by AVSA and the purchase by NWA of certain A320 and A319 aircraft (the “A319/A320 Aircraft”) as described in the specifications annexed to the A319/A320 Agreement.

NWA and AVSA have entered into Amendment No.10 to the A319/A320 Agreement and Amendment No.2 to the A330 Agreement amendment as of even date herewith (the “Restructuring Agreements”) which respectively cover, among other things, the rescheduling of deliveries of A319/A320 Aircraft and A330 Aircraft and additional *** applicable to certain A330 Aircraft.

As an inducement for NWA to enter into the Restructuring Agreements and for the purpose of providing improved financial assistance to NWA, AVSA and NWA have agreed to enter into this Amendment No. 1 (the “Amendment “) to the A330 FLA.

IT IS NOW AGREED AS FOLLOWS:

This Amendment shall not constitute part of the A330 Agreement or the Restructuring Agreement in respect of the A330 Agreement, but shall be a separate and independent contract of financial accommodation.

This Amendment shall, subject to its terms and conditions, amend and supplement certain provisions of the A330 FLA and, to the extent of any conflict between this Amendment and the A330 FLA, the provisions of this Amendment shall prevail.

Capitalized terms used herein and not otherwise defined in this Amendment will have the meanings assigned thereto in the A330 FLA.

Subject to the terms and conditions of this Amendment, the A330 FLA shall be amended as follows with effect from execution of the Restructuring Agreements and all related documentation in a form satisfactory to AVSA and NWA:

A. Improved financing support:

1. Improved A330 financing support for 2003, 2004 and 2005 deliveries:

Subject to clause 3 below, the A330 Short Term Credit support (including Initial Term and Extended Term) to be provided or the provision of which is to be procured by AVSA shall be modified and improved on the following terms and conditions applicable to up to a maximum of twelve (12) A330 Aircraft scheduled to be delivered to NWA from August 2003 to the end of 2005 (the “Twelve Supported A330s”):

1.1       AVSA shall increase the funding commitment level of the A330 Short Term Credit from a maximum of *** per cent (*** %) to a maximum of *** per cent (*** %) of the Net Aircraft Flyaway Price solely in respect of the Twelve Supported A330s.

1.2       The principal balance of the A330 Short Term Credit in respect of the Twelve Supported A330s shall amortize and be repaid by NWA quarterly in arrears in each case as follows:

a.               *** per cent (*** %) per quarter of the drawn amount, during the first two years of such A330 Short Term Credit and ***  per cent (*** %) per quarter of the drawn amount, during the third year of such A330 Short Term Credit, for those of the Twelve Supported A330s scheduled to be delivered in 2003;

b.              *** per cent (*** %) per quarter of the drawn amount, during the first two years of such A330 Short Term Credit and *** per cent (*** %) per quarter of the drawn amount, during the third year of such A330 Short Term Credit, for those of the Twelve Supported A330s scheduled to be delivered in 2004;

c.               *** per cent (*** %) per quarter of the drawn amount, during the first two years of such A330 Short Term Credit and *** per cent (*** %) per quarter of the drawn amount, during the third year of such A330 Short Term Credit, for those of the Twelve Supported A330s scheduled to be delivered in 2005.

2. Extended Term Interest Rate:

The Interest Rate for the Extended Term for any A330 Aircraft selected by NWA pursuant to the second paragraph of paragraph A.3.6 of the A330 FLA shall not exceed LIBOR plus *** basis points per annum.

3. Other Terms and Conditions:

3.1       The terms and conditions of the modified and improved financing support as set out in clause 1 above shall, subject to the remainder of this clause 3.1, only apply to the Twelve Supported A330s scheduled to be delivered to NWA in accordance with the terms of the Restructuring Agreement in respect of the A330 Aircraft. If, pursuant to (i) the exercise by NWA of any  deferral right or (ii) any rescheduling agreement between AVSA and NWA  requested by NWA, the delivery of any A330 Aircraft (for the avoidance of doubt including the Twelve Supported A330s) scheduled to be delivered between August 2003 and the end of  2005 in accordance with the terms of the applicable Restructuring Agreement is rescheduled and not delivered before or during the year 2005, the modified and improved financing support as set out in clause 1 above shall not apply to such A330 Aircraft.

3.2       During the years 2003, 2004 and 2005, NWA shall use commercially reasonable efforts to obtain and use financing which is more attractive to NWA than the financing support offered by AVSA and/or any of its affiliates (including Airbus Financial Services and any of its affiliates or subsidiaries).

3.3       Financing Exposure

For the purpose of calculating the Exposure from time to time, the exposure under the AIFS Term Loan shall be the aggregate principal amount actually outstanding thereunder

3.4       Save as amended as set out above, the A330 FLA shall remain unaltered and in full force and effect.

B. Governing law and confidentiality

This Amendment shall be governed by and construed in accordance with the New York law.

NWA acknowledges that this Amendment is considered by AVSA as commercially sensitive and as constituting confidential information. NWA agrees that the provisions of this Amendment and related documentation will not, without the prior written consent of AVSA (except as set forth below), be disclosed to any party other than legal counsel, credit rating agencies and lead lenders on an as-needed basis and only after securing the written commitment of those parties to maintain the confidentiality of this Amendment. Should there be any breach of this provision as a result of any fault of NWA,

AVSA may withdraw the modified and improved financing support as set out in clauses 1 and 2 above.

Subject to any legal or governmental requirements of disclosure, and except for disclosure to legal counsel, credit rating agencies and lead lenders on an as-needed basis, the parties (which for this purpose shall include their board of directors, employees, agents and advisers (including financial advisers)) shall maintain the terms and conditions of this Amendment and related documentation strictly confidential. Without limiting the generality of the foregoing, NWA and AVSA will limit the disclosure of the contents of this Amendment and related documentation, to the extent legally permissible, in any filing required to be made with any governmental agency and shall make such applications as shall be necessary to implement the foregoing. NWA and AVSA shall consult with each other prior to the making of any public disclosure or filing, otherwise permitted hereunder, of this Amendment or the terms and conditions hereof or any related documentation. In the event that NWA receives any other disclosure request from any government or any branch, agency or instrumentality thereof or any government-related entity, which NWA believes would be advisable to satisfy in whole or in part, NWA and AVSA will consult and AVSA will not unreasonably withhold its consent to such disclosure. Notwithstanding anything in this paragraph to the contrary, AVSA may deliver a copy of this Amendment to the selected Propulsion Systems Manufacturer. The provisions of this clause B shall survive any termination of this Amendment and/or related documentation.

If the foregoing correctly sets forth our understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to AVSA.

Very truly yours,

AVSA S.A.R.L.

			By:	/s/ Marie-Pierre Merle-Beral
				Name:	Marie-Pierre Merle-Beral
				Title:	Chief Executive Officer

Accepted and Agreed:

NORTHWEST AIRLINES, INC.

By:	/s/ Gregory A. May
	Name:	Gregory A. May
	Title:	Vice President Purchasing & Aircraft Acquisitions